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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation and subsidiaries on Form S-3 of our reports dated February 25, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2002, such Annual Report being incorporated by reference in Registration Statement No. 333-102970 of Schering-Plough
Corporation.   We also consent to the reference to us under the heading
"Experts" in the Prospectus, which is a part of Registration Statement No. 333-102970, which is incorporated by reference in this Registration Statement.




/s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 21, 2003